LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned hereby constitutes

 and appoints each of Kelly L. Kittrell

and Douglas D.

 Haloftis, signing singly, the undersigned's

 true and lawful attorney-in-fact to:

   (1)     execute for and on behalf of

the undersigned, in the undersigned's

capacity as an officer

 and/or director and/or 10% owner of

CVSL Inc., a Florida corporation

(the "Company"), Forms 3, 4, and 5 in

 accordance with Section 16(a) of the

Securities Exchange Act of 1934, as

 amended (the "Exchange Act"), and the

rules thereunder, and any amendments

 thereto, and any

 other forms or reports the undersigned

 may be required to file

in connection with the undersigned's

ownership, acquisition, or disposition of

securities of the Company, including

but not limited to obtaining Edgar filing

codes, to comply with Section 16(a)

of the Exchange Act

(collectively, "Section 16(a) Filings");

  (2)     do and perform any and

all acts for and on behalf of the

undersigned which may be

necessary or desirable to complete

 and execute any such Section 16(a) Filings,

and timely file such Section 16(a) Filings

 with the United States Securities and

Exchange Commission and any stock exchange

 or similar authority; and

   (3)     take any other action of any

type whatsoever in connection with the

foregoing which, in the opinion of each

 such attorney-in-fact, may be of benefit

to, in the best interest of, or legally

required by the undersigned, it being

understood that the Section 16(a) Filings

 executed by such attorney-in-fact on

behalf of the undersigned pursuant to this

Power of Attorney may be in such

form and may contain such terms and

conditions as such attorney-in-fact

approves in such attorney-in-fact's discretion.

  The undersigned hereby grants to

each such attorney-in-fact full power

and authority to do and perform any

and every act and thing whatsoever

requisite, necessary, or proper to be

done in the exercise of any of

the rights and powers herein granted,

as fully to all intents and purposes

as the undersigned might or could do

if personally present, with full power

of substitution or revocation, hereby

 ratifying and confirming all

that such attorney-in-fact, or such

 attorney-in-fact's substitute or

substitutes, shall lawfully do or

cause to be done by virtue of this

Power of Attorney and the rights

and powers herein granted.  The

undersigned acknowledges that the

 foregoing attorneys-in-fact, in

serving in such capacity at the

request of the undersigned, are not

assuming, nor is the Company

assuming, any of the undersigned's

responsibilities to comply with

Section 16 of the Exchange Act.

    This Power of Attorney shall

remain in full force and effect

until the undersigned is no longer

required to make Section 16(a)

Filings with respect to the undersigned's

holdings of and transactions

 in securities issued by the Company,

unless earlier revoked by

the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned

has caused this Power of Attorney to be executed

as of this 11th day of July, 2014.

  /s/ Roy Damary

  Name: Roy Damary